Exhibit 10.3

AMENDMENT NO. 1

TO THE

FOUR CORNERS PROPERTY TRUST, INC. 2015 OMNIBUS INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (the “Plan”) was adopted by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Four Corners Property Trust, Inc. (the “Company”) on December 23, 2015, and such adoption was ratified by the Board on December 23, 2015. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Plan.

1. Section 18.9 of the Plan is hereby amended to read in its entirety as follows:

18.9 Governing Law. The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

To record the adoption of this Amendment of the Plan by the Committee on December 23, 2015, and the ratification of such adoption by the Board on December 23, 2015, the Company has caused its authorized officer to execute this Amendment.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ James L. Brat
Name: James L. Brat
Title: Secretary and General Counsel
Date: December 23, 2015